CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 10 to the Registration Statement on Form N-4 (No. 333-277203) (the “Registration Statement”) of our report dated March 24, 2025, relating to the statutory financial statements of American General Life Insurance Company. We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

October 24, 2025